Exhibit 99.1

Meridian Corporation Reports Second Quarter 2024 Results and Announces a Quarterly Dividend of $0.125 per Common Share.
MALVERN, PA., July 26, 2024 — Meridian Corporation (Nasdaq: MRBK) today reported:

	Three Months Ended
(Dollars in thousands, except per share data)((Unaudited)	June 30, 2024	March 31, 2024	June 30, 2023
Income:
Net income	$3,326	$2,676	$4,645
Diluted earnings per common share	$0.30	$0.24	$0.41
Pre-tax, pre-provision income (1)	$7,072	$6,419	$6,607
(1) See Non-GAAP reconciliation in the Appendix

•Commercial loans, excluding leases, increased $40.7 million, or 3%, for the quarter and $112.3 million, or 8%, year over year.
•Total assets at June 30, 2024 were $2.4 billion, compared to $2.3 billion at March 31, 2024 and $2.2 billion at June 30, 2023.
•Pre-tax, pre-provision income was $7.1 million for the quarter, with $545 thousand from the mortgage division.
•Net interest margin was 3.06% for the second quarter of 2024, with a loan yield of 7.31%.
•On July 25, 2024, the Board of Directors declared a quarterly cash dividend of $0.125 per common share, payable August 19, 2024 to shareholders of record as of August 12, 2024.

Christopher J. Annas, Chairman and CEO commented:

“Our second quarter earnings showed significant improvement from the first quarter, increasing by 24.3% to $3.3 million, or $0.30 per share. Key highlights include a steady net interest margin at 3.06% for the quarter and a quarterly profit in our mortgage segment. Total loan growth in the first half was 6.5% as we continue to bring on new relationships and take advantage of market disruption. Real estate loan growth is particularly strong in residential and multi-family, which are both in high demand.

The Philadelphia metro region remains healthy, with a continued shortage of homes for sale. A recent comment from DR Horton highlighted that the US needs 5 million more homes nationally to meet demand, a deficiency that is evident in our region. Private equity’s significant ownership and rental of homes nationally contributes to this problem. Despite these challenges our volume has improved from 2023, and if rates come down the demand could strengthen.

Meridian continues to gain market share in our region. While navigating the rate rise has presented some obstacles, our core businesses remain healthy. We are excited about our prospects and the generally stable economic landscape.”

Exhibit 99.1
Select Condensed Financial Information

	As of or for the quarter ended (Unaudited)
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(Dollars in thousands, except per share data)
Income:
Net income	$3,326	$2,676	$571	$4,005	$4,645
Basic earnings per common share	0.30	0.24	0.05	0.36	0.42
Diluted earnings per common share	0.30	0.24	0.05	0.35	0.41
Net interest income	16,846	16,609	16,942	17,224	17,098

Balance Sheet:
Total assets	$2,351,584	$2,292,923	$2,246,193	$2,230,971	$2,206,877
Loans, net of fees and costs	1,988,535	1,956,315	1,895,806	1,885,629	1,859,839
Total deposits	1,915,436	1,900,696	1,823,462	1,808,645	1,782,605
Non-interest bearing deposits	224,040	220,581	239,289	244,668	269,174
Stockholders' equity	162,382	159,936	158,022	155,114	153,962

Balance Sheet Average Balances:
Total assets	$2,319,295	$2,269,047	$2,219,340	$2,184,384	$2,166,575
Total interest earning assets	2,222,177	2,173,212	2,121,068	2,086,602	2,070,640
Loans, net of fees and costs	1,972,740	1,944,187	1,891,170	1,876,648	1,847,736
Total deposits	1,919,954	1,823,523	1,820,532	1,782,140	1,775,444
Non-interest bearing deposits	229,040	233,255	254,025	253,485	266,675
Stockholders' equity	162,119	159,822	157,210	156,271	154,183

Performance Ratios (Annualized):
Return on average assets	0.58%	0.47%	0.10%	0.73%	0.86%
Return on average equity	8.25%	6.73%	1.44%	10.17%	12.08%

Income Statement - Second Quarter 2024 Compared to First Quarter 2024
Net income for the second quarter increased $650 thousand, or 24.3%, to $3.3 million mainly due to a seasonal increase in net operating income from the mortgage division, as well as increased net interest income and lower quarterly provision for credit losses. Net interest income increased $237 thousand, or 1.4%, on a tax equivalent basis, as commercial loan fees of $238 thousand boosted overall interest income and out-paced the increase in interest expense. Non-interest income increased $1.3 million or 15.8%, reflecting the improved level of mortgage banking income. Non-interest expense increased $844 thousand, or 4.6%, due primarily to an increase in salaries and benefits expense, loan expenses and advertising and promotion. These increases were partially offset by a decrease in professional fees. Detailed explanations of the major categories of income and expense follow below.

Exhibit 99.1

Net Interest income
The rate/volume analysis table below analyzes dollar changes in the components of interest income and interest expense as they relate to the change in balances (volume) and the change in interest rates (rate) of tax-equivalent net interest income for the periods indicated and allocated by rate and volume. Changes in interest income and/or expense related to changes attributable to both volume and rate have been allocated proportionately based on the relationship of the absolute dollar amount of the change in each category.

	Quarter Ended
(dollars in thousands)	June 30, 2024	March 31, 2024	$ Change	% Change	Change due to rate	Change due to volume
Interest income:
Cash and cash equivalents	331	300	$31	10.3%	$(2)	$33
Investment securities - taxable	1,324	1,251	73	5.8%	38	35
Investment securities - tax exempt (1)	403	405	(2)	(0.5)%	5	(7)
Loans held for sale	572	323	249	77.1%	(3)	252
Loans held for investment (1)	35,916	35,018	898	2.6%	381	517
Total loans	36,488	35,341	1,147	3.2%	378	769
Total interest income	$38,546	$37,297	$1,249	3.3%	$419	$830
Interest expense:
Interest-bearing demand deposits	$1,279	$1,367	$(88)	(6.4)%	$(28)	$(60)
Money market and savings deposits	8,265	7,855	410	5.2%	284	126
Time deposits	9,447	8,170	1,277	15.6%	121	1,156
Total interest - bearing deposits	18,991	17,392	1,599	9.2%	377	1,222
Borrowings	1,851	2,435	(584)	(24.0)%	(20)	(564)
Subordinated debentures	777	779	(2)	(0.3)%	(2)	—
Total interest expense	21,619	20,606	1,013	4.9%	355	658
Net interest income differential	$16,927	$16,691	$236	1.41%	$64	$172
(1) Reflected on a tax-equivalent basis.
Interest income increased $1.2 million quarter-over-quarter on a tax equivalent basis, driven by the increased levels of average earning assets. Average earning assets increased by $49.0 million contributing $830 thousand to the increase. In addition, the yield on earnings assets increased 8 basis points during the period, which benefited from commercial loan fees.

Average total loans, excluding residential loans for sale, increased $28.5 million resulting in an increase in interest income of $517 thousand. The largest drivers of this increase were commercial, commercial real estate, and small business loans which on a combined basis increased $36.0 million on average, partially offset by a decrease in average leases of $13.2 million. Home equity, residential real estate, consumer and other loans held in portfolio increased on a combined basis $5.9 million on average. The yield on total loans increased 7 basis points and the yield on cash and investments increased 13 basis points on a combined basis.
Total interest expense increased $1.0 million, quarter-over-quarter, due to higher levels of deposits, particularly time deposits. Interest expense on total deposits increased $1.6 million while interest expense on borrowings decreased $584 thousand. Non-interest bearing balances decreased $6.7 million on average, while time deposits increased $94.7 million on average. The cost of deposits increased 14 basis points to 3.98% causing an increase of $377 thousand in interest expense. Interest expense on borrowings decreased $564 thousand due to volume changes as average borrowings decreased $46.0 million for the period, while the cost of borrowings were relatively flat period over period.

Overall the net interest margin decreased 3 basis points to 3.06% as the cost of funds outpaced the increase in yield on earnings assets.
Provision for Credit Losses
The overall provision for credit losses is comprised of expected loan loss recorded for funded loans as well as unfunded loan commitments. The overall expense for the second quarter decreased $186 thousand to $2.7 million, from $2.9 million in the first quarter, with the provision for unfunded loan commitments representing an increase of $34 thousand of the combined provision during the current quarter. The second quarter provision for funded loans of $2.6 million was driven by an increase in overall loan portfolio growth as well as an increase in net charge-offs during the quarter, offset somewhat by a decrease in specific reserves on individually evaluated loans. This decline in the overall provision was also positively impacted by favorable changes in certain portfolio baseline loss rates and some macroeconomic factors underlying the funded loss model.

Exhibit 99.1
Non-interest income
The following table presents the components of non-interest income for the periods indicated:

	Quarter Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	$ Change	% Change
Mortgage banking income	$5,420	$3,634	$1,786	49.1%
Wealth management income	1,444	1,317	127	9.6%
SBA loan income	785	986	(201)	(20.4)%
Earnings on investment in life insurance	215	207	8	3.9%
Net change in the fair value of derivative instruments	203	75	128	170.7%
Net change in the fair value of loans held-for-sale	(29)	(2)	(27)	1350.0%
Net change in the fair value of loans held-for-investment	(24)	(175)	151	(86.3)%
Net loss on hedging activity	(63)	(19)	(44)	231.6%
Other	1,293	1,961	(668)	(34.1)%
Total non-interest income	$9,244	$7,984	$1,260	15.8%
Total non-interest income increased $1.3 million, or 15.8%, quarter-over-quarter as mortgage banking income increased $1.8 million, or 49.1%. Mortgage loan sales increased $68.3 million or 52.6% quarter over quarter driving higher gain on sale income at a slightly lower margin. SBA and other income decreased $869 thousand combined due to lower levels of SBA loan sales and other mortgage related fees. SBA loans sold for the quarter-ended June 30, 2024 totaled $12.1 million, down $3.4 million, or 21.7%, compared to the quarter-ended March 31, 2024. The gross margin on SBA sales was 8.8% for the quarter, up from 8.1% for the previous quarter. Contributing to the increased margin on sale was an increase in the average yield on loans sold over the prior quarter.

Non-interest expense
The following table presents the components of non-interest expense for the periods indicated:

	Quarter Ended
(Dollars in thousands)	June 30, 2024	March 31, 2024	$ Change	% Change
Salaries and employee benefits	$11,437	$10,573	$864	8.2%
Occupancy and equipment	1,230	1,233	(3)	(0.2)%
Professional fees	1,029	1,498	(469)	(31.3)%
Advertising and promotion	989	748	241	32.2%
Data processing and software	1,506	1,532	(26)	(1.7)%
Pennsylvania bank shares tax	274	274	—	—%
Other	2,553	2,316	237	10.2%
Total non-interest expense	$19,018	$18,174	$844	4.6%
Salaries and employee benefits increased $864 thousand overall, with bank and wealth segments combined having increased $80 thousand, and the mortgage segment increased $784 thousand. Mortgage segment salaries, commissions, and employee benefits are impacted by volume and therefore increased as originations increased $85.4 million over the prior quarter.
Professional fees decreased $469 thousand during the current quarter due to lower legal expenses. Advertising and promotion expense increased $241 thousand from the prior quarter as a result of an increase in business development expenses. Other expense increased $237 thousand from the prior quarter due to an increase in employee travel and trainings, combined with an increase in FDIC premiums.

Balance Sheet - June 30, 2024 Compared to March 31, 2024
Total assets increased $58.7 million, or 2.6%, to $2.4 billion as of June 30, 2024 from $2.3 billion at March 31, 2024. This increase was driven by strong loan growth and an increase in investments. Interest-bearing cash increased $1.5 million, or 10.7%, to $15.6 million as of June 30, 2024, from March 31, 2024.
Portfolio loan growth was $33.1 million, or 1.7% quarter-over-quarter. The portfolio growth was generated from commercial & industrial loans which increased $24.3 million, or 7.4%, commercial mortgage loans which increased $11.9 million, or 1.6%, and small business loans which increased $4.9 million despite the sale of $12.1 million in small business loan during the quarter. Lease financings decreased $11.3 million, or 10.3% from March 31, 2024, partially offsetting the above noted loan growth, but this decline was expected as we continue to refocus away from lease originations. Other assets decreased by $10.2 million quarter-over-quarter due to certain SBA loan sales that settled after quarter-end.

Exhibit 99.1
Total deposits increased $14.7 million, or 0.8% quarter-over-quarter, due largely to higher levels of certificates of deposits. Time deposits increased $12.5 million, or 1.6%, from largely wholesale efforts, as customers continue to opt for higher rate term deposits. Money market accounts and savings accounts decreased a combined $10.0 million while interest bearing demand deposits increased $8.9 million. Non-interest bearing deposits increased $3.5 million. Overnight borrowings increased $41.5 million, or 28.4% quarter-over-quarter, in support of loan growth, particularly residential mortgage loans available for sale which are up over $25 million seasonally.
Total stockholders’ equity increased by $2.4 million from March 31, 2024, to $162.4 million as of June 30, 2024. Changes to equity for the current quarter included net income of $3.3 million, less dividends paid of $1.4 million, plus an increase of $361 thousand in other comprehensive income as the result of the positive impact that rising interest rates had on the investment portfolio. The Community Bank Leverage Ratio for the Bank was 9.33% at June 30, 2024.

Asset Quality Summary
Non-performing assets decreased $604 thousand to $37.6 million at June 30, 2024 compared to $38.2 million at March 31, 2024. As a result of the decrease, the ratio of non-performing loans to total loans decreased to 1.84% as of June 30, 2024, from 1.93% as of March 31, 2024, and the ratio of non-performing assets to total assets decreased to 1.68% as of June 30, 2024, compared to 1.74% as of March 31, 2024. The changes were primarily the result of charge-offs in addition to principal paydowns of $645 thousand on 2 commercial loans classified as non-performing.
Meridian realized net charge-offs of 0.20% of total average loans for the quarter ended June 30, 2024, compared with 0.12% for the quarter ended March 31, 2024. The level of net charge-offs increased to $4.1 million for the quarter ended June 30, 2024, compared to net charge-offs of $2.3 million for the quarter ended March 31, 2024. Second quarter charge-offs were comprised of $1.3 million from small ticket equipment leases which are charged-off after becoming more than 120 days past due, a $1.3 million charge off of 1 commercial loan, and $1.4 million for SBA loans. There were recoveries of $237 thousand, largely related to leases.
The ratio of allowance for credit losses to total loans held for investment, excluding loans at fair value (a non-GAAP measure, see reconciliation in the Appendix), was 1.10% as of June 30, 2024 compared to 1.19% as of March 31, 2024. As of June 30, 2024 there were specific reserves of $7.2 million against individually evaluated loans, a decrease of $1.3 million from $8.5 million in specific reserves as of March 31, 2024. The specific reserve decline over the prior quarter was the result of a drop in both commercial and SBA loan related reserves driven by charge-offs.
About Meridian Corporation
Meridian Bank, the wholly owned subsidiary of Meridian Corporation, is an innovative community bank serving Pennsylvania, New Jersey, Delaware and Maryland. Through its 17 offices, including banking branches and mortgage locations, Meridian offers a full suite of financial products and services. Meridian specializes in business and industrial lending, retail and commercial real estate lending, electronic payments, and wealth management solutions through Meridian Wealth Partners. Meridian also offers a broad menu of high-yield depository products supported by robust online and mobile access. For additional information, visit our website at www.meridianbanker.com. Member FDIC.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Meridian Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Meridian Corporation’s control). Numerous competitive, economic, regulatory, legal and technological factors, risks and uncertainties that could cause actual results to differ materially include, without limitation, credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; increased competitive pressures; changes in spreads on interest-earning assets and interest-bearing liabilities; changes in general economic conditions and conditions within the securities markets; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; legislation affecting the financial services industry as a whole, and Meridian Corporation, in particular; changes in accounting policies, practices or guidance; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; among others, could cause Meridian Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. Meridian Corporation cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Meridian Corporation’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Meridian Corporation does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Meridian Corporation or by or on behalf of Meridian Bank.

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
FINANCIAL RATIOS (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Quarter Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Earnings and Per Share Data:
Net income	$3,326	$2,676	$571	$4,005	$4,645
Basic earnings per common share	$0.30	$0.24	$0.05	$0.36	$0.42
Diluted earnings per common share	$0.30	$0.24	$0.05	$0.35	$0.41
Common shares outstanding	11,191	11,186	11,183	11,178	11,178

Performance Ratios:
Return on average assets (2)	0.58%	0.47%	0.10%	0.73%	0.86%
Return on average equity (2)	8.25	6.73	1.44	10.17	12.08
Net interest margin (tax-equivalent) (2)	3.06	3.09	3.18	3.29	3.33
Yield on earning assets (tax-equivalent) (2)	6.98	6.90	6.81	6.76	6.57
Cost of funds (2)	4.10	4.00	3.81	3.63	3.39
Efficiency ratio	72.89%	73.90%	78.63%	79.09%	74.80%

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.20%	0.12%	0.11%	0.05%	0.05%
Non-performing loans to total loans	1.84	1.93	1.76	1.53	1.44
Non-performing assets to total assets	1.68	1.74	1.58	1.38	1.32
Allowance for credit losses to:
Total loans held for investment	1.09	1.18	1.17	1.04	1.09
Total loans held for investment (excluding loans at fair value) (1)	1.10	1.19	1.17	1.05	1.10
Non-performing loans	57.66%	60.59%	65.48%	67.61%	73.97%

Capital Ratios:
Book value per common share	$14.51	$14.30	$14.13	$13.88	$13.77
Tangible book value per common share	$14.17	$13.96	$13.78	$13.53	$13.42
Total equity/Total assets	6.91%	6.98%	7.04%	6.95%	6.98%
Tangible common equity/Tangible assets - Corporation (1)	6.76	6.82	6.87	6.79	6.81
Tangible common equity/Tangible assets - Bank (1)	8.85	8.93	8.94	8.89	8.54
Tier 1 leverage ratio - Bank	9.33	9.42	9.46	9.65	9.22
Common tier 1 risk-based capital ratio - Bank	9.84	9.87	10.10	10.82	10.35
Tier 1 risk-based capital ratio - Bank	9.84	9.87	10.10	10.82	10.35
Total risk-based capital ratio - Bank	10.84%	10.95%	11.17%	11.85%	11.43%
(1) See Non-GAAP reconciliation in the Appendix
(2) Annualized

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Interest income:
Loans and other finance receivables, including fees	$36,486	$35,339	$32,215	$71,825	$61,632
Securities - taxable	1,324	1,251	992	2,575	1,951
Securities - tax-exempt	324	325	351	649	705
Cash and cash equivalents	331	300	278	631	495
Total interest income	38,465	37,215	33,836	75,680	64,783
Interest expense:
Deposits	18,991	17,392	14,023	36,383	25,470
Borrowings	2,628	3,214	2,715	5,842	4,538
Total interest expense	21,619	20,606	16,738	42,225	30,008
Net interest income	16,846	16,609	17,098	33,455	34,775
Provision for credit losses	2,680	2,866	705	5,546	2,104
Net interest income after provision for credit losses	14,166	13,743	16,393	27,909	32,671
Non-interest income:
Mortgage banking income	5,420	3,634	5,050	9,054	8,322
Wealth management income	1,444	1,317	1,235	2,761	2,431
SBA loan income	785	986	1,767	1,771	2,480
Earnings on investment in life insurance	215	207	193	422	385
Net change in the fair value of derivative instruments	203	75	183	278	114
Net change in the fair value of loans held-for-sale	(29)	(2)	(199)	(31)	(200)
Net change in the fair value of loans held-for-investment	(24)	(175)	(219)	(199)	(102)
Net loss on hedging activity	(63)	(19)	(1)	(82)	(1)
Net loss on sale of investment securities available-for-sale	—	—	(54)	—	(54)
Other	1,293	1,961	1,169	3,254	2,387
Total non-interest income	9,244	7,984	9,124	17,228	15,762
Non-interest expense:
Salaries and employee benefits	11,437	10,573	12,152	22,010	23,213
Occupancy and equipment	1,230	1,233	1,140	2,463	2,384
Professional fees	1,029	1,498	1,004	2,527	1,827
Advertising and promotion	989	748	1,091	1,737	1,952
Data processing and software	1,506	1,532	1,681	3,038	3,113
Pennsylvania bank shares tax	274	274	245	548	490
Other	2,553	2,316	2,302	4,869	4,425
Total non-interest expense	19,018	18,174	19,615	37,192	37,404
Income before income taxes	4,392	3,553	5,902	7,945	11,029
Income tax expense	1,066	877	1,257	1,943	2,363
Net income	$3,326	$2,676	$4,645	$6,002	$8,666

Basic earnings per common share	$0.30	$0.24	$0.42	$0.54	$0.78
Diluted earnings per common share	$0.30	$0.24	$0.41	$0.54	$0.75

Basic weighted average shares outstanding	11,096	11,088	11,062	11,092	11,167
Diluted weighted average shares outstanding	11,150	11,201	11,304	11,178	11,494

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Assets:
Cash and due from banks	$8,457	$8,935	$10,067	$12,734	$10,576
Interest-bearing deposits at other banks	15,601	14,092	46,630	47,025	36,290
Cash and cash equivalents	24,058	23,027	56,697	59,759	46,866
Securities available-for-sale, at fair value	159,141	150,996	146,019	122,218	126,668
Securities held-to-maturity, at amortized cost	35,089	35,157	35,781	36,232	36,463
Equity investments	2,088	2,092	2,121	2,019	2,097
Mortgage loans held for sale, at fair value	54,278	29,124	24,816	23,144	40,422
Loans and other finance receivables, net of fees and costs	1,988,535	1,956,315	1,895,806	1,885,629	1,859,839
Allowance for credit losses	(21,703)	(23,171)	(22,107)	(19,683)	(20,242)
Loans and other finance receivables, net of the allowance for credit losses	1,966,832	1,933,144	1,873,699	1,865,946	1,839,597
Restricted investment in bank stock	10,044	8,560	8,072	8,309	9,157
Bank premises and equipment, net	13,114	13,451	13,557	13,310	13,234
Bank owned life insurance	29,267	29,051	28,844	28,641	28,440
Accrued interest receivable	9,973	9,864	9,325	8,984	7,651
Other real estate owned	1,862	1,703	1,703	1,703	1,703
Deferred income taxes	3,950	4,339	4,201	4,993	4,258
Servicing assets	11,341	11,573	11,748	11,835	12,193
Goodwill	899	899	899	899	899
Intangible assets	2,869	2,920	2,971	3,022	3,073
Other assets	26,779	37,023	25,740	39,957	34,156
Total assets	$2,351,584	$2,292,923	$2,246,193	$2,230,971	$2,206,877

Liabilities:
Deposits:
Non-interest bearing	$224,040	$220,581	$239,289	$244,668	$269,174
Interest bearing
Interest checking	130,062	121,204	150,898	156,537	155,907
Money market and savings deposits	787,479	797,525	747,803	746,599	710,546
Time deposits	773,855	761,386	685,472	660,841	646,978
Total interest-bearing deposits	1,691,396	1,680,115	1,584,173	1,563,977	1,513,431
Total deposits	1,915,436	1,900,696	1,823,462	1,808,645	1,782,605
Borrowings	187,260	145,803	174,896	177,959	194,636
Subordinated debentures	49,897	49,867	49,836	50,079	40,348
Accrued interest payable	7,709	8,350	10,324	7,814	5,612
Other liabilities	28,900	28,271	29,653	31,360	29,714
Total liabilities	2,189,202	2,132,987	2,088,171	2,075,857	2,052,915

Stockholders’ equity:
Common stock	13,194	13,189	13,186	13,181	13,181
Surplus	80,639	80,487	80,325	79,731	79,650
Treasury stock	(26,079)	(26,079)	(26,079)	(26,079)	(26,079)
Unearned common stock held by employee stock ownership plan	(1,204)	(1,204)	(1,204)	(1,403)	(1,403)
Retained earnings	104,420	102,492	101,216	102,043	99,434
Accumulated other comprehensive loss	(8,588)	(8,949)	(9,422)	(12,359)	(10,821)
Total stockholders’ equity	162,382	159,936	158,022	155,114	153,962
Total liabilities and stockholders’ equity	$2,351,584	$2,292,923	$2,246,193	$2,230,971	$2,206,877

Exhibit 99.1
MERIDIAN CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND SEGMENT INFORMATION (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)

	Three Months Ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Interest income	$38,465	$37,215	$36,346	$35,459	$33,836
Interest expense	21,619	20,606	19,404	18,235	16,738
Net interest income	16,846	16,609	16,942	17,224	17,098
Provision for credit losses	2,680	2,866	4,628	82	705
Non-interest income	9,244	7,984	8,117	8,086	9,124
Non-interest expense	19,018	18,174	19,703	20,018	19,615
Income before income tax expense	4,392	3,553	728	5,210	5,902
Income tax expense	1,066	877	157	1,205	1,257
Net Income	$3,326	$2,676	$571	$4,005	$4,645

Basic weighted average shares outstanding	11,096	11,088	11,070	11,057	11,062
Basic earnings per common share	$0.30	$0.24	$0.05	$0.36	$0.42

Diluted weighted average shares outstanding	11,150	11,201	11,206	11,363	11,304
Diluted earnings per common share	$0.30	$0.24	$0.05	$0.35	$0.41

	Segment Information
	Three Months Ended June 30, 2024				Three Months Ended June 30, 2023
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$16,784	$36	$26	$16,846	$17,102	$(29)	$25	$17,098
Provision for credit losses	2,680	—	—	2,680	705	—	—	705
Net interest income after provision	14,104	36	26	14,166	16,397	(29)	25	16,393
Non-interest income	1,673	1,444	6,127	9,244	2,508	1,235	5,381	9,124
Non-interest expense	12,606	804	5,608	19,018	12,325	889	6,401	19,615
Income (loss) before income taxes	$3,171	$676	$545	$4,392	$6,580	$317	$(995)	$5,902
Efficiency ratio	68%	54%	91%	73%	63%	74%	118%	75%

	Six Months Ended June 30, 2024				Six Months Ended June 30, 2023
(dollars in thousands)	Bank	Wealth	Mortgage	Total	Bank	Wealth	Mortgage	Total
Net interest income	$33,376	$30	$49	$33,455	$34,721	$3	$51	$34,775
Provision for credit losses	5,546	—	—	5,546	2,104	—	—	2,104
Net interest income after provision	27,830	30	49	27,909	32,617	3	51	32,671
Non-interest income	3,550	2,760	10,918	17,228	3,938	2,431	9,393	15,762
Non-interest expense	24,669	1,636	10,887	37,192	23,024	1,877	12,503	37,404
Income (loss) before income taxes	$6,711	$1,154	$80	$7,945	$13,531	$557	$(3,059)	$11,029
Efficiency ratio	67%	59%	99%	73%	60%	77%	132%	74%

MERIDIAN CORPORATION AND SUBSIDIARIES
APPENDIX: NON-GAAP MEASURES (Unaudited)
(Dollar amounts and shares in thousands, except per share amounts)
Meridian believes that non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts. The non-GAAP disclosure have limitations as an analytical tool, should not be viewed as a substitute for performance and financial condition measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of Meridian’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data, Unaudited)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Income before income tax expense	$4,392	$3,553	$5,902	$7,945	$11,029
Provision for credit losses	2,680	2,866	705	5,546	2,104
Pre-tax, pre-provision income	$7,072	$6,419	$6,607	$13,491	$13,133

	Pre-tax, Pre-provision Reconciliation
	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data, Unaudited)	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Bank	$5,851	$6,406	$7,285	$12,257	$15,643
Wealth	676	478	317	1,154	548
Mortgage	545	(465)	(995)	80	(3,058)
Pre-tax, pre-provision income	$7,072	$6,419	$6,607	$13,491	$13,133

	Allowance For Credit Losses to Loans, Net of Fees and Costs, Excluding and Loans at Fair Value
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Allowance for credit losses (GAAP)	$21,703	$23,171	$22,107	$19,683	$20,242

Loans, net of fees and costs (GAAP)	1,988,535	1,956,315	1,895,806	1,885,629	1,859,839
Less: Loans fair valued	(12,900)	(13,139)	(13,726)	(13,231)	(14,403)
Loans, net of fees and costs, excluding loans at fair value (non-GAAP)	$1,975,635	$1,943,176	$1,882,080	$1,872,398	$1,845,436

Allowance for credit losses to loans, net of fees and costs (GAAP)	1.09%	1.18%	1.17%	1.04%	1.09%
Allowance for credit losses to loans, net of fees and costs, excluding loans at fair value (non-GAAP)	1.10%	1.19%	1.17%	1.05%	1.10%

	Tangible Common Equity Ratio Reconciliation - Corporation
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Total stockholders' equity (GAAP)	$162,382	$159,936	$158,022	$155,114	$153,962
Less: Goodwill and intangible assets	(3,768)	(3,819)	(3,870)	(3,921)	(3,972)
Tangible common equity (non-GAAP)	158,614	156,117	154,152	151,193	149,990

Total assets (GAAP)	2,351,584	2,292,923	2,246,193	2,230,971	2,206,877
Less: Goodwill and intangible assets	(3,768)	(3,819)	(3,870)	(3,921)	(3,972)
Tangible assets (non-GAAP)	$2,347,816	$2,289,104	$2,242,323	$2,227,050	$2,202,905
Tangible common equity to tangible assets ratio - Corporation (non-GAAP)	6.76%	6.82%	6.87%	6.79%	6.81%

	Tangible Common Equity Ratio Reconciliation - Bank
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Total stockholders' equity (GAAP)	$211,308	$208,319	$204,132	$201,996	$192,209
Less: Goodwill and intangible assets	(3,768)	(3,819)	(3,870)	(3,921)	(3,972)
Tangible common equity (non-GAAP)	207,540	204,500	200,262	198,075	188,237

Total assets (GAAP)	2,349,600	2,292,894	2,244,893	2,232,297	2,208,252
Less: Goodwill and intangible assets	(3,768)	(3,819)	(3,870)	(3,921)	(3,972)
Tangible assets (non-GAAP)	$2,345,832	$2,289,075	$2,241,023	$2,228,376	$2,204,280
Tangible common equity to tangible assets ratio - Bank (non-GAAP)	8.85%	8.93%	8.94%	8.89%	8.54%

	Tangible Book Value Reconciliation
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Book value per common share	$14.51	$14.30	$14.13	$13.88	$13.77
Less: Impact of goodwill /intangible assets	0.34	0.34	0.35	0.35	0.35
Tangible book value per common share	$14.17	$13.96	$13.78	$13.53	$13.42